FOR:              FAMILY GOLF CENTERS, INC.

FROM:             L.B. STAUFFER

COMPANY
CONTACT:          KRISHNAN P. THAMPI
                  (516) 694-1666




                                                          FOR IMMEDIATE RELEASE


           FAMILY GOLF CENTERS ACQUIRES FIVE CENTERS IN FIVE STATES;

           ADDS ITS FIRST SITES IN COLORADO, MARYLAND, MASSACHUSETTS



         MELVILLE, NY, OCT. 4 -- Family Golf Centers, Inc. (NASDAQ, NM: FGCI), which owns, operates and manages golf-related facilities, announced today that it has acquired five additional centers in five states, increasing the number of company centers to 30 facilities in 13 states. The purchase included centers in Colorado, Maryland and Massachusetts, marking the company's initial entry into those states.

         Terms of the transaction were not disclosed.

         The facilities being acquired are Swing Master Golf Center, Denver, CO; Glen Burnie Golf Center, in the Baltimore suburb of Glen Burnie; Dixie Golf Center in Easton MA, close to Boston; Westminster Golf Center in Westminster, CA, near Los Angeles; and the Carolina Springs Golf Club in Greenville, SC. Carolina Springs is a 27-hole, semi-private golf course with a driving range, putting green and clubhouse.

         Together, the acquired centers offer 287 practice tees, as well as miniature golf courses, batting cages, pro shops and short game practice areas.


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1996